Exhibit 21

SUBSIDIARIES OF WELLPOINT, INC.

AS OF DECEMBER 31, 2004

Company Name	Jurisdiction of Incorporation
AdminaStar Federal, Inc.	Indiana
Affiliated Healthcare, Inc.	Texas
AHI Healthcare Corporation	Texas
American Managing Company	Texas
Anthem East, Inc.	Delaware
Anthem Financial, Inc.	Delaware
Anthem Health Plans of Kentucky, Inc.	Kentucky
Anthem Health Plans of Maine, Inc.	Maine
Anthem Health Plans of New Hampshire, Inc.	New Hampshire
Anthem Health Plans of Virginia, Inc.	Virginia
Anthem Health Plans, Inc.	Connecticut
Anthem Holding Corp.	Indiana
Anthem Insurance Companies, Inc.	Indiana
Anthem Life Insurance Company	Indiana
Anthem Midwest, Inc.	Ohio
Anthem Prescription Management, LLC	Ohio (LLC)
Anthem Services, Inc.	Virginia
Anthem Southeast, Inc.	Indiana
Anthem UM Services, Inc.	Indiana
Anthem West, Inc.	Indiana
Arcus Enterprises, Inc.	Delaware
Arison Insurance Services, Inc.	Kentucky
Associated Group, Inc.	Indiana
ATH Holding Company, LLC.	Indiana (LLC)
Atlanta Healthcare Partners, Inc.	Georgia
BC Life & Health Insurance Company	California
BCC Holding Corporation, Inc.	California
Blue Cross and Blue Shield of Georgia, Inc.	Georgia
Blue Cross Blue Shield Healthcare Plan of Georgia, Inc.	Georgia
Blue Cross Blue Shield of Wisconsin	Wisconsin
Blue Cross of California	California
Blue Cross of California Partnership Plan, LLC	California (LLC)
C&S Properties, Inc.	Missouri
CC Holdings, LLC	Wisconsin (LLC)
Cerulean Companies, Inc.	Georgia
Claim Management Services, Inc.	Wisconsin
Community Insurance Company	Ohio
Compcare Health Services Insurance Corporation	Wisconsin
Comprehensive Integrated Marketing Services, Inc.	California
Cost Care, Inc.	Massachusetts
Crossroads Acquisition Corp.	Delaware
CSRA Health Care Partners, Inc.	Georgia
Diversified Life Insurance Agency of Missouri, Inc.	Missouri
Forty-Four Forty-Four Forest Park Redevelopment Corp.	Missouri
Golden West Health Plan, Inc.	California
Government Health Services, LLC	Wisconsin (LLC)

Company Name	Jurisdiction of Incorporation
Greater Georgia Life Insurance Company	Georgia
Group Benefits of Georgia, Inc.	Georgia
Group Benefits Plus, Inc.	California
Health Core, Inc.	Delaware
Health Initiatives, Inc.	New Hampshire
Health Management Corporation	Virginia
Health Management Systems, Inc.	Colorado
Health Ventures Partners, LLC	Illinois (LLC)
HealthKeepers, Inc.	Virginia
HealthLink HMO, Inc.	Missouri
HealthLink, Inc.	Illinois
HealthReach Services, Inc.	Connecticut
Healthy Alliance Life Insurance Company	Missouri
Healthy Homecomings, Inc.	Missouri
Highway to Health, Inc.	Delaware
HMO Colorado, Inc.	Colorado
HMO Missouri, Inc.	Missouri
HMO-W, Inc.	Wisconsin
HTH Re, Ltd.	Bermuda
Insurance4 Agency, Inc.	Delaware
Lease Partners, Inc.	Delaware
Machigonne, Inc.	Maine
Matthew Thornton Health Plan, Inc.	New Hampshire
MCS Health Management Options, Inc.*	Puerto Rico
Meridian Resource Company, LLC	Wisconsin (LLC)
Monticello Service Agency, Inc.	Virginia
National Capital Health Plan, Inc.	Virginia
National Capital Preferred Provider Organization, Inc.	Maryland
Northeast Consolidated Services, Inc.	New Hampshire
OneNation Benefit Administrators, Inc.	Ohio
OneNation Insurance Company	Indiana
Park Square Holdings, Inc.	California
Park Square I, Inc.	California
Park Square II, Inc.	California
Peninsula Health Care, Inc.	Virginia
Precision Rx, Inc.	Delaware
Preferred Health Plans of Missouri, Inc.	Missouri
Priority Health Care, Inc.	Virginia
Priority Insurance Agency, Inc.	Virginia
Priority, Inc.	Virginia
Professional Claim Services, Inc.	New York
R&P Realty, Inc.	Missouri
RightCHOICE Insurance Company	Illinois
RightCHOICE Managed Care, Inc.	Delaware
Rocky Mountain Health Care Corporation	Colorado
Rocky Mountain Hospital and Medical Service, Inc.	Colorado
SellCore, Inc.	Delaware
SpectraCare, Inc.	Kentucky
Texas Managed Care Administrative Services, Inc.	Texas
The Anthem Companies, Inc.	Indiana
The EPOCH Group, L.C.*	Missouri (LC)
Trigon Health and Life Insurance Company	Virginia
TriState, Inc.	Delaware
TrustSolutions, LLC	Wisconsin (LLC)

Company Name	Jurisdiction of Incorporation
UNICARE Health Benefit Services of Texas, Inc.	Texas
UNICARE Health Insurance Company of Midwest	Illinois
UNICARE Health Insurance Company of Texas	Texas
UNICARE Health Plan of Oklahoma, Inc.	Oklahoma
UNICARE Health Plans of Texas, Inc.	Texas
UNICARE Health Plan of Virginia, Inc.	Virginia
UNICARE Health Plan of West Virginia, Inc.	West Virginia
UNICARE Health Plans	Illinois (Partnership)
UNICARE Health Plans of Midwest, Inc.	Illinois
UNICARE Illinois Services, Inc.	Illinois
UNICARE Life & Health Insurance Company	Delaware
UNICARE National Services, Inc.	Delaware
UNICARE of Texas Health Plans, Inc.	Texas
UNICARE Service Co.	California
UNICARE Specialty Services, Inc.	Delaware
United Government Services, LLC	Wisconsin (LLC)
United Heartland Life Insurance Company	Wisconsin
United Wisconsin Insurance Company	Wisconsin
Valley Health Plan, Inc.	Wisconsin
WellPoint Association Services Group, Inc.	Washington
WellPoint Behavioral Health, Inc.	Delaware
WellPoint California Services, Inc.	Delaware
WellPoint Dental Services, Inc.	Delaware
WellPoint Development Company, Inc.	Delaware
WellPoint Pharmacy IPA, Inc.	New York

*	less than majority stock amount

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